Exhibit 15.2
[Levy Cohen and Co. Letterhead]

CONSENT OF INDEPENDENT AUDITORS

OF

Hermes Logistics Technologies Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 25, 2011, included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2010.

/s/ Levy Cohen and Co.
LEVY COHEN AND CO.
Registered Auditors

March 17, 2011
London, United Kingdom